Exhibit 10.8

Deed of Amendment

Date 14 October 2013

1                                         Jay Norman Simons was granted options in Atlassian Australia pursuant to a letter of offer (Letter) and terms of issue dated on or about 6 October 2009 (Option Terms).

2                                         The parties agree that the Option Terms are amended, with effect on and from the Effective Date, to read as set out in Annexure A. For ease of identification and comparison only, the parties have attached to this deed as Annexure B a blackline showing the amendments to the Option Terms.

3                                         Except as amended by this deed of amendment (this Deed), all terms and conditions of the Option Terms remain in full force and effect. The amendments to the Option Terms do not affect the validity or enforceability of the Option Terms.

4                                         With effect on and from the Effective Date, the Options Terms (as amended by this Deed):

(a)                                 are to be read as a single integrated document incorporating the amendments affected by this Deed; and

(b)                                 supersede the Letter.

5                                         Nothing in this Deed:

(a)                                 prejudices or adversely affects any right, power, authority, discretion or remedy which arose under or in connection with the Letter and the Option Terms before the Effective Date; or

(b)                                 discharges, releases or otherwise affects any liability or obligation which arose under or in connection with the Letter and the Option Terms before the Effective Date.

6                                         This Deed is governed by and will be construed according to the laws of Victoria. The parties irrevocably submit to the non-exclusive jurisdiction of the courts of Victoria and of the courts competent to determine appeals from those courts.

7                                         This Deed may be executed in any number of counterparts and by the parties on separate counterparts. Each counterpart constitutes the Deed of each party who has executed and delivered that counterpart. Each counterpart is an original but the counterparts together are one and the same Deed.

8                                         Except as otherwise defined in this Deed, the defined terms used in this Deed have the meaning set out below:

Atlassian Australia means Atlassian Corporation Pty Limited ACN 122 325 777.

Class Variation Resolutions has the meaning given in the Explanatory Memorandum.

Corporations Act means the Corporations Act 2001 (Cth).

Effective Date means the date on which all the variations of class rights resulting from all of the Class Variation Resolutions have taken effect in accordance with section 246D of the Corporations Act.

Explanatory Memorandum means the explanatory memorandum to be dated on or about 11 October 2013 (or such other date as Atlassian Australia may determine) in relation to the proposed meetings of shareholders of Atlassian Australia to be held on or about 11 November 2013 (or such other date as Atlassian Australia may determine), a draft of which has been exchanged between the parties.

1

Signing page

Executed as a deed

Signed sealed and delivered for
Atlassian Corporation Pty Limited
by

sign here	/s/ Tom Kennedy
Company Secretary/Director

print name	Tom Kennedy

sign here	/s/ Scott Farquhar
Director

print name	Scott Farquhar

Signed sealed and delivered by
Jay Norman Simons

sign here	/s/ Jay Norman Simons
print name	Jay Norman Simons

in the presence of

sign here	/s/ Tom Kennedy
Witness

print name	Tom Kennedy

2

Annexure A — Clean version of amended Option Terms

(Attached as a separate document)

3

ATLASSIAN CORPORATION PTY LIMITED

ACN 122 325 777

Terms of Issue of Option

1	Employee	Jay Norman Simons

2	Grant Date	April 22, 2009

3	Number & Type of Shares	2,000,000 fully paid Class B Ordinary Shares in Atlassian Corporation Pty Limited (the Company)

4	Consideration for Grant of Option	This Option is granted to you for free. No amount is payable by you to receive this Option.

5	Conversion	Each vested Option entitles you to receive one fully paid Class B Ordinary Share in the Company (Share).

6	Voting Rights and Distributions	Options do not confer on its holder any shareholder rights such as voting or dividend rights. Shareholder rights will only arise once Shares are issued (or transferred as the case may be) to you.

7	Exercise Price	The exercise price for each Option is AU$0.823 The total exercise price is AU$1,646,000.00 All amounts are in Australian dollars.

8	Expiry Date	This Plan and the Option will terminate on June 2, 2018, provided that the Option may terminate earlier as provided in Section 11 below.

9	Vesting Schedule	The Shares subject to this Option will vest in accordance with the following schedule, subject to your continued service with the Company or any of its Bodies Corporate:

		Tranche	Vesting Date	Number of Shares

		1	June 2, 2009	500,000

		2-37	1st of each month after first Vesting Date	1 /48th each tranche (1,500,000 in total)

10	Acceleration of Vesting	(1)

In the event of an Exit Event and you are, or will be, terminated without cause as a direct result of the Exit Event, there will be a 50% acceleration of your unvested options, immediately before and contingent on, the Exit Event.

		(2)	On or prior to an Exit Event, the Company must:

			(a)	notify you that this Option will have 50% accelerated vesting as a result of the Exit Event occurring,

			(b)	make appropriate arrangements to ensure you are able to exercise this Option on or prior to (and contingent upon) the Exit Date, and

(c)

use reasonable endeavours to ensure that the Shares issued as a result of the exercise of this Option upon an Exit Event are accorded the same rights and receive the same benefits in relation to the Exit Event as pre-existing Shares.

(3)

Any portion of this Option that is not exercised shall terminate immediately upon an Exit Event occurring, unless the applicable successor company assumes this Option or substitutes a substantially equivalent option for this Option.

		(4)	For the purposes of this rule 10, an Exit Event means any of:

			(a)	the sale or transfer of more than 50% of the shares in the Company whether in a single transaction or a series of related transactions,

			(b)	the sale of the whole or substantially the whole of the assets of the Company by a single transaction or a series of related transactions, or

(c)

any other event or series of events that results in or allows a disposal or realisation of all shareholders’ interests in the Company and which the Board of Directors of the Company (Board) declares to be an Exit Event.

11	Lapsing of Option

Unless otherwise determined by the Board in its absolute discretion, if you cease to provide services to the Company or any of its Bodies Corporate for any reason (including without limitation death or disability), this Option will automatically lapse 3 months from the date on which you cease to provide services to the Company or any of its Bodies Corporate.

12	Transfer Restrictions

This Option may not, without consent of the Board, be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during your lifetime, only by you.

13	Reconstruction

Subject to any applicable laws, rules or regulations, in the event of any reconstruction of the Shares in the Company, your entitlement to Shares attaching to this Option, the exercise price of this Option and the number of Shares issuable pursuant to this Plan, must be reconstructed accordingly. Any such reconstruction must be done in a manner which will not result in any additional benefits being conferred on you which are not conferred on the shareholders of the Company but in all other respects the terms for the exercise of this Option will remain unchanged.

14	Disposal

The Shares issued (or transferred) to you upon exercise of this Option will be subject to the restrictions in, and may only be transferred in accordance with, the Company’s constitution and the Shareholders’ Agreement.

Shareholders’ Agreement means the shareholders agreement originally dated 2 July 2010, and amended and restated on 31 January 2012 (and as further amended and restated from time to time) in respect of the Company to which you have adhered to by way of a deed of adherence.

15	Method of Exercise

This Option shall be exercisable by delivery to the Company of a written notice of intent (Notice) to exercise this Option stating the number of Shares being exercised and payment by direct payment (Payment) or cheque of the aggregate exercise price for the purchased Shares.

16	Time and Place of Exercise	The purchase and issue of Shares under this Option shall occur at the registered office of the Company simultaneously with the delivery of the Notice and receipt of the Payment.

17	Governing Law	This Option shall be governed by the laws of the State of Victoria, Australia.

18	Tax Designation of Option (US Residents only)

This Option is not intended to be an Incentive Stock Option as defined by Section 422 of the Code and hence is a non-statutory stock option. The Shares subject to this Option shall be treated as subject to a non-statutory stock option, in accordance with the Code and the regulations promulgated pursuant thereto.

19	Accredited Investor (US residents only)	You acknowledge and agree that you are an accredited investor as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act of 1933, as amended.

20	California Corporate Securities Law (US Residents only)

The sale of the securities which are the subject of this agreement has not been qualified with the Commissioner of Corporations of the State of California and the issuance of the securities or the payment or receipt of any part of the consideration therefore prior to the qualification is unlawful, unless the sale of securities is exempt from qualification by section 25100, 25102 or 25105 of the California Corporations Code. The rights of all parties to this agreement are expressly conditioned upon the qualification being obtained, unless the sale is so exempt.